Exhibit 99.1

Spherix Acquires Over 100 Patents and Patent Applications

Portfolio from Rockstar Consortium

TYSONS CORNER, Va., Jan. 6, 2014 /PRNewswire/ -- Spherix Incorporated (SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, announced that it has entered into a series of agreements with Rockstar Consortium (US) LP in which Spherix Incorporated acquired over 100 patents and patent applications.  The newly acquired patents cover among other things, numerous aspects of access, switching, routing, optical and voice communication network devices.

Anthony Hayes, Spherix CEO, stated “This addition of over 100 patents and applications from Rockstar solidifies our relationship with Rockstar and transforms Spherix into one of the most IP rich public companies today.  Based on our analysis arising from our discussions with Rockstar, we believe the portfolio acquired of over 100 patents and patent applications are found in technology used daily by consumers and businesses, as they cover the way traffic, video and voice are carried over public and private networks.  As a company we can not stress enough the value of these assets and the opportunity it presents for all our shareholders and team.”

John Veschi, CEO of Rockstar stated, “We believe this is a very valuable patent portfolio, containing both industry standard patents and patents found in product implementations of various Internet service and network device vendors throughout the world.  To assist in the effective commercialization of the over 4,000 patents owned by Rockstar, we are excited to be working with Spherix on this transaction while we continue to directly commercialize the balance of our portfolio.”

In addition, certain patents and applications in the portfolio complement the Rockstar patents previously acquired by Spherix and will further support our current licensing efforts. Rockstar is also sharing usage information with Spherix for the transferred patents, and will assist Spherix in working with the patents’ inventors, to assist Spherix’s commercialization efforts.

Financial Terms of the Transaction

On December 31, 2013, Spherix Incorporated (the “Company”), through its wholly owned subsidiary, Spherix Portfolio Acquisition II, Inc. (“Acquisition Sub”) entered into its second agreement to acquire certain patents from Rockstar Consortium US LP (“Rockstar”).  The Company acquired a suite of 101 patents pursuant to a Patent Purchase Agreement (the “Purchase Agreement” and the transaction, the “Patent Acquisition”) in several technology families, including data, optical and voice technology.  The patents provide the Company rights to develop and commercialize products as well as enforcement rights for past, present and future infringement (the “Rockstar Patents”).   In July 2013, the Company acquired its first Rockstar portfolio when it acquired seven patents from Rockstar in mobile communications.  The Company has and commenced several lawsuits, including against Vtec and Uniden, for patent infringement.  Rockstar is the holder of approximately 4,000 patents formerly owned by Nortel Networks.The Company issued $60 million of its securities at an issuance price of $8.35 per share of common stock (or 100% of the closing bid price on the date prior to issuance) for the Rockstar Patents.  The Company issued (i) 199,990 shares of common stock, per value $0.0001 per share (the “Common Stock”), (ii) 459,043 shares of Series H Convertible Preferred Stock, par value $0.0001 per share (the “Series H Preferred Stock”) and (iii) 119,760 shares of Series I Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series I Preferred Stock” and, collectively with the shares of Common Stock and Series H Preferred Stock, the “Securities”).  Additionally, Rockstar is entitled to a participation in future recoveries under the Rockstar Patents after the Company receives 100% return on the value of the issued Securities (i.e., $120 million).

The Securities are subject to a Lockup Agreement, restricting the transfer of the Securities for the period beginning on the closing date of the Patent Acquisition and ending on the earlier of (i) such date that Rockstar holds less than 2% of the Company’s outstanding Common Stock on an “as converted” basis and (ii) twelve months from the closing date of the Patent Acquisition, provided that Rockstar shall be entitled to sell securities of the Company in an amount up to (i) 15% of the of the 30 day average daily volume of the Company’s Common Stock for the period ending on the trading day immediately prior to such sale and (ii) 20% of the 30 day average daily volume of the Company’s Common Stock for the period ending on the trading day prior to the date of such sale in the event that the volume weighted average price (“VWAP”) of the Common Stock is at least $17.00 per share.  Rockstar may sell the Securities without restriction (i) in the event the VWAP of the Company’s Common Stock is at least $20.00 per share or (ii) on any day in which at least 1,000,000 shares have traded at a weighted average price of at least $15.00 per share, provided that Rockstar does not offer or sell such shares for a price that is less than $15.00 per share. Additionally, Rockstar shall be restricted from transferring or selling any securities of the Company for an additional 180 day period following the occurrence of certain Company events (but not more than two such Company events), including the consummation of a public offering in which the Company receives gross proceeds of at least $5 million and the announcement of any material acquisition.

The Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of Common Stock and shares of Common Stock into which the Series H Preferred Stock and Series I Preferred Stock are convertible, within 30 days of the closing of the Patent Acquisition. In the event that (i) the Company fails to file the registration statement by February 3, 2013 or (ii) such registration statement is not declared effective by the SEC within sixty (days) after its filing, then in either such case the Company shall issue to Rockstar such number of shares of Common Stock as is equal to five (5%) percent of the number of shares of Common Stock and Series H Preferred Stock (taken together) issued to Rockstar in the Patent Acquisition.

Further information regarding this transaction can be found in the 8K filed by the company with the SEC dated December 31, 2013

http://www.sec.gov/Archives/edgar/data/12239/000141588914000002/spex8k_dec312013.htm

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company.  Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

About Rockstar

Rockstar is a patent licensing business that owns and manages a portfolio of more than 4,000 patents and applications developed by technology pioneer Nortel Networks. This portfolio consists of patents covering a wide range of consumer and enterprise communications technologies currently in use or in development in markets worldwide.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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Phone: (703) 992-9325

Email: info@spherix.com

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